EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of TriView Capital Management, Inc. as managing member of TriView Global Fund, LLC, certify that (i) Amendment No. 1 to the Form 10-Q for the period ended March 31, 2007 of TriView Global Fund, LLC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Amendment No. 1 to the Form 10-Q for the period ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of TriView Global Fund, LLC.


TRIVIEW GLOBAL FUND, LLC
By:	TriView Capital Management, Inc., Managing Member


By: /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	November 20, 2007

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